Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

I, Robert H. Gordon, President of Driehaus Mutual Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 2, 2017

/s/ Robert H. Gordon
Robert H. Gordon, President
(principal executive officer)

I, Michelle L. Cahoon, Vice President and Treasurer of Driehaus Mutual Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 2, 2017

/s/ Michelle L. Cahoon
Michelle L. Cahoon, Vice President and
Treasurer (principal financial officer)